UNITED BANKSHARES, INC.


                                   MERGER WITH


                              FED ONE BANCORP, INC.


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This presentation contains certain forward looking statements with respect to the financial condition, results of operations and business of United Bankshares, Inc. and Fed One Bancorp, Inc. on a combined basis after the proposed merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the proposed merger cannot be fully realized or realized within the expected time frame; (2) costs or difficulties related to the integration of the businesses of United Bankshares, Inc. and Fed One Bancorp, Inc. are greater than expected; (3) revenues following the proposed merger are lower than expected: (4) competitive pressure among depository institutions increases significantly ; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; or (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.


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PRESENTATION OVERVIEW:


|X|        STRATEGIC IMPACT

|X|        FRANCHISE OVERVIEW

|X|        MARKET SHARE ANALYSIS

|X|        FED ONE OVERVIEW

|X|        COMBINED OPERATIONS

|X|        TRANSACTION STRUCTURE


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STRATEGIC IMPACT


|X|     INCREASES UNITED'S ASSETS TO OVER $4.0 BILLION

|X|     REPRESENTS AN IN-MARKET TRANSACTION

|X|     INCREASES UNITED'S MARKET SHARE IN NORTHERN WEST VIRGINIA

|X|     REPRESENTS UNITED'S FIRST ENTRY INTO THE STATE OF OHIO

|X|     ADDS TO SHAREHOLDER VALUE


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                               FRANCHISE OVERVIEW


           [Map showing 12 offices of Fed One Bancorp in West Virginia
                       (9 offices) and Ohio (3 offices).]


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MARKET SHARE ANALYSIS


|X| COMBINATION OF FED ONE AND UNITED BANKSHARES RESULTS IN A 22% DEPOSIT MARKET SHARE IN THE NORTHERN PANHANDLE AND A 14% DEPOSIT MARKET SHARE IN THE MORGANTOWN MARKET.

|X|      MERGING WITH FED ONE WILL GIVE UNITED BANKSHARES A FOOTHOLD IN
         EASTERN OHIO.

|X|      POST-MERGER, UNITED BANKSHARES WILL BE OVER $4 BILLION IN TOTAL
         ASSETS.

|X| AS AN IN-MARKET TRANSACTION, 73% OF FED ONE'S BRANCHES AND 75% OF FED ONE'S DEPOSITS ARE IN CURRENT UNITED MARKETS.


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FED ONE OVERVIEW:


|X|      TOTAL ASSETS -- $367 MILLION

|X|      12 FULL SERVICE OFFICES -- 9 IN WEST VIRGINIA; 3 IN OHIO

|X|      NPA'S/ASSETS = 0.36%

|X|      RESERVES/NPA'S(%)= 111.94%

|X|      RETURN ON AVERAGE ASSETS(%)=  0.92%

|X|      RETURN ON AVERAGE EQUITY(%) = 8.18%


DATA AS OF/OR FOR THE 12 MONTHS ENDED 12/31/97


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COMBINED OPERATIONS:


                               UNITED                        COMBINED
DOLLARS IN MILLIONS          BANKSHARES(1)     FED ONE        COMPANY
                             ----------        -------        -------
ASSETS                           $3,726           $367        $4,093
LOANS                             2,607            166         2,773
DEPOSITS                          2,925            259         3,184
SHAREHOLDERS' EQUITY                356             41           397
FULL SERVICE OFFICES                 70             12            82


Data as of 12/31/97
(1) includes pro forma George Mason Bankshares, Inc.


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TRANSACTION SUMMARY


|X| CONSIDERATION:                 0.75 UNITED SHARES FOR EACH FED ONE SHARE

|X| TERMS:                         FIXED EXCHANGE RATIO
                                   TAX-FREE EXCHANGE
                                   19.9% STOCK OPTION
                                   WALKAWAY - 20% BELOW INDEX

|X| ACCOUNTING TREATMENT:          POOLING OF INTERESTS

|X| SHARES ISSUED:                 1,892,386

|X| EXPECTED CLOSING:              FOURTH QUARTER 1998

|X| IMPLIED MULTIPLES:
    12/31/97 BOOK VALUE:           206%
    1998 ESTIMATED EARNINGS:       24.31X


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Transaction Structure

|X| Financial Impact:
       - Total Assets to over $4 billion
       - Nondilutive on earnings per share in 1999
       - Accretive to earnings in following years

|X| Strategies for Earnings Enhancement:

       o Expense Saving:
           - Audit & legal fees           - Insurance
           - Data Processing              - Corporate overhead
           - Back room operations         - Marketing
           - Director fees                - Close duplicate offices
           - Regulatory fees

       o Revenue Enhancements:
           - Establish trust services
           - Redeploy earning assets at higher rates
           - Evaluate service charge structure
           - Expand cash management services

|X| Fed One adds:

       o Strong branch network in good locations in northern West Virginia
       o First entry into the state of Ohio


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EXPECTED COST SAVINGS



                                                  Estimated
                                                   Savings
                                                  -----------
Personnel Expense                                 $1,915,438
Professional Fees                                    337,489
Occuoancy Expense                                    706,665
Structural Expense                                   487,234
Other Expenses                                       583,356
                                                  -----------

         Total Expense Savings                    $4,030,182
                                                  ===========


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